Exhibit 99.2

NetBank (ticker: NTBK, exchange: NASDAQ) News Release—16-Apr-2001

NetBank, Inc. Reaches Agreement to Acquire Leading Mortgage Originator

    ATLANTA, April 16 /PRNewswire/—NetBank, Inc., parent company of NetBank® (Nasdaq: NTBK) (www.netbank.com), Member FDIC, Equal Housing Lender and the country's leading independent Internet bank with more than $1.8 billion in assets, today announced a definitive agreement to acquire Market Street Mortgage, a leading mortgage lender based in Clearwater, Florida, with a presence in 11 states. This strategic acquisition is the perfect complement to NetBank's ability to attract deposits and develop long-term, multi-account relationships with its customers. The 15-year-old mortgage company originated $1.6 billion in loans last year and is currently a majority-owned subsidiary of Ann Arbor, Michigan-based Republic Bancorp, Inc. NetBank did not disclose financial terms of the agreement.

    "This acquisition is an exciting and important part of our investment and business strategy," said D.R. Grimes, NetBank chief executive officer. "We have always been incredibly successful in attracting deposits. A mortgage company will provide us with a steady stream of varied loans to consider as investment options, and the loans will carry more favorable margins than ones purchased on the secondary market. The mortgage industry is evolving, and the ability to deliver services online will become increasingly important. We are now poised to extend our leadership position from online banking into lending."

    The acquisition is scheduled to be completed in the second quarter once regulatory approvals are received. Market Street's existing management team will continue to oversee the day-to-day operation of the business. Market Street offers an array of mortgage and home equity loan products and currently employs approximately 450 people. Last year, the company ranked as the 38th largest retail mortgage lending company in the U.S. according to National Mortgage News.

    This acquisition is the second NetBank has announced this year. In March, the bank acquired the active, funded deposit accounts of Houston-based CompuBank.

    About NetBank®

    NETBANK, Inc., is a financial services company that has recorded 11 consecutive quarters of profitability to date. Its wholly owned subsidiary, NetBank (www.netbank.com), Member FDIC, was the first profitable pure Internet bank in the country, with more than $1.8 billion in assets and customers in all 50 states and 20 foreign countries, NetBank was recognized as the best online bank by readers of Worth magazine in its 2000 "Readers' Choice Awards" survey and as a Money.com pick for "Best Online Banks." With its low-cost, branchless business model, NetBank is able to reward its customers with high interest rates on deposits with low- or no-fee banking services. Products and services include free online account access, free checking, free unlimited online bill payment and presentment, free unlimited ATM use, Visa® Check Card, Visa® credit card, online brokerage services, mortgage lending, home equity lines and loans, insurance, IRAs, online safe deposit boxes, and business equipment leasing services. NetBank is a member of the AFFN, Cirrus, Honor/Star, MAC and NYCE ATM networks. For more information on NetBank, its products and services, visit the Web site at www.netbank.com, or call 1-888-BKONWEB (256-6932).

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Information in this press release about Market Street Mortgage providing NetBank more varied and higher-quality loans to consider for its investment purposes, and NetBank's becoming a leader in the mortgage lending industry are "forward-looking statements" involving risks and uncertainties that could cause actual results to differ materially. Risks include Market Street not being successful in originating significant numbers of new and different types of loans, and consumer demand for online lending services not increasing significantly over time. The bank has no obligation to update any forward-

looking statements. For a discussion of additional risks and uncertainties facing NetBank, see "Risk Factors" in the Company's SEC filings.

CONTACT:

  D.R. Grimes, CEO, NetBank
  Robert E. Bowers, CFO, NetBank
  678-942-2683

SOURCE NetBank
CONTACT: D.R. Grimes, CEO, or Robert E. Bowers, CFO, both of NetBank, 678-942-2683/